Exhibit 10.2
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
EXECUTION VERSION
AMD AND BROADCOM CONFIDENTIAL
IP CORE LICENSE AGREEMENT
THIS IP CORE LICENSE AGREEMENT (this “Agreement”), effective as of the Effective Date, is by and between Advanced Micro Devices, Inc., a corporation organized under the laws of Delaware and having its corporate head office located at One AMD Place, Sunnyvale, CA 94088 (“AMD”) and Broadcom Corporation, a corporation organized under the laws of California and having its principal place of business at 5300 California Ave., Irvine, CA 92617 (“Broadcom”).
W I T N E S S E T H:
WHEREAS, Broadcom, AMD and Broadcom International Limited, a Cayman Islands entity, have entered into that certain Asset Purchase Agreement dated August 25, 2008 (“APA”), pursuant to which Broadcom purchased and assumed, and AMD sold, transferred and assigned to Broadcom and Broadcom International Limited, certain assets and liabilities of the Business;
WHEREAS, AMD, among other things, designs, develops and markets certain advanced graphics, video and multimedia processors and licenses graphics core designs, and related software, that are retained by AMD and that are not otherwise licensed to Broadcom under the terms of the IP Cross License;
WHEREAS, Broadcom desires to license such AMD graphics cores and software technology for use within the Broadcom Field, and AMD is willing to license such technology to Broadcom, on the terms and conditions set forth in this Agreement;
NOW THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and between the parties as follows:
1. DEFINITIONS.
     1.1 Definitions. For the purpose of this Agreement the following capitalized terms are defined in this Section 1.1 and shall have the meaning specified herein. Other terms that are capitalized but not specifically defined in this Section 1.1 or in the body of the Agreement shall have the meaning set forth in the APA or the IP Cross License.
          (a) “AMD Intellectual Property Rights” means the Intellectual Property Rights (other than trademarks) owned or Licensable by AMD or any of its Affiliates, that are not included in the Purchased Intellectual Property Rights, and that cover any of the AMD Technology. “AMD Intellectual Property Rights” do not include any of AMD’s Intellectual Property Rights in or to its semiconductor manufacturing Technology.
          (b) “AMD Exclusive Field” means the design, development, distribution, marketing, manufacture, use, import, license and/or sale of any IP core, processor, integrated circuit or chipset, and Software operating thereon or in connection therewith, to the extent that any such IP core, processor, integrated circuit, chipset or Software (i) operates as [**] for use in [**]; (ii) (A) is able to execute the object code of any AMD Processor, (B) substantially utilizes the instruction set of any AMD Processor, or (C) has a programmer’s model that is substantially compatible with the programmer’s model of any AMD Processor. Notwithstanding the foregoing, the “AMD Exclusive

Field” does not include the design, development, distribution, marketing, manufacture, use, import, license and/or sale of any of the following: (1) Current Business Products, Past Products or Roadmap Products, (2) the other products described in the “Broadcom Exclusive Field” definition in the IP Cross License, or (3) products for use as [**].
          (c) “AMD Technology” means the Technology expressly identified on Exhibit A, including the Licensed Cores, the GPG Software and the Licensed Software.
          (d) “Broadcom Owned Improvements” means the Improvements made by or for Broadcom or its Subsidiaries to the AMD Technology.
          (e) “Broadcom Field” means all fields other than the AMD Exclusive Field, except that with regard to products for use as [**], the “Broadcom Exclusive Field” shall include only such [**] that are derived through the process of embedding the applicable Licensed Core into Broadcom Products (as defined in Section 3.3 below) designed and marketed for purposes other than for inclusion in [**], but that may thereafter be sold for use in [**] by altering the input/output functionality of such Broadcom Product without other further changes to customize such Broadcom Products for use in [**].
          (f) “Confidential Information” means any and all technical and non-technical information a party provides to another party hereunder that is marked or otherwise identified at the time of disclosure as confidential or proprietary or is material that should be readily recognized as confidential by the recipient, including trade secrets, know-how, firmware, designs, schematics, techniques, software code, technical documentation, specifications, plans or any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing or business plan or financial or personnel matter relating to a party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in written, oral, graphic or electronic form. All Broadcom Owned Improvements shall be the Confidential Information of Broadcom. All AMD Technology and Improvements to AMD Technology (other than Broadcom Owned Improvements) shall be the Confidential Information of AMD.
          (g) “Derivative” means a modified version of a Licensed Core.
          (h) “Effective Date” shall be the same date as the Closing Date.
          (i) “First Effective Filing Date” means the earliest effective filing date in the particular country for any Patent or any application for any Patent. By way of example, it is understood that the First Effective Filing Date for a United States Patent is the earlier of (a) the actual filing date of the United States Patent application which issued into such Patent, (b) the priority date under 35 U.S.C. § 119 for such Patent, or (c) the priority date under 35 U.S.C. § 120 for such Patent.
          (j) “GPG Software” means the AMD Technology described as a “[**]” in Exhibit A.

          (k) “Improvements” means any improvements, enhancements, discoveries, developments, inventions, modifications or derivative works, whether or not patentable.
          (l) “IP Cross License” means the certain Intellectual Property Cross License Agreement between the parties of even date herewith.
          (m) “Licensable” means that, as of the Effective Date, AMD or any of its Affiliates has the right to grant to Broadcom a license or other rights within the scope of the rights granted to Broadcom under this Agreement, subject to the scope of permissible sublicense rights granted to AMD, without such grant (a) resulting in any breach or other violation of any obligation of AMD or any of its Affiliates to any Third Party (who is not an AMD Affiliate), or (b) resulting in any payment obligations of AMD to any Third Party (who is not an AMD Affiliate).
          (n) “Licensed Core” means each AMD graphics processor core specified in Exhibit A, including (i) all RTL with respect thereto and all Licensed Software and GPG Software described in Exhibit A referencing such Licensed Cores, (ii) the Improvements to the [**] to complete integration for the [**] product (each according to AMD’s current classifications) thereto that AMD provides to Broadcom under the [**] support statement of work to the Transition Services Agreement, and (iii) the deliverables with respect to the [**] core (formerly known as the [**] core) that AMD provides to Broadcom pursuant to a letter agreement among the parties with respect to such deliverables, dated on or about the signing date of the APA.
          (o) “Licensed Software” means the driver code, sample code, tools, software development kits and related documentation described in Exhibit A, but not including the GPG Software.
          (p) “Open Source Software” has the meaning ascribed to it in the APA; provided, however, that Open Source Software shall, for purposes of this Agreement, exclude the AMD Technology, Purchased Technology and Retained Technology.
          (q) “Third Party” means any person or entity other than AMD or Broadcom or any Subsidiary of AMD or Broadcom.
          (r) “Third Party IP” means a claim of a patent owned by a Third Party who is not an AMD Affiliate and not Licensable by AMD or any of its Affiliates, to the extent that infringement of such claim cannot be avoided in remaining compliant with any standards issued by any public or private standards body, including optional implementations thereof, including all standards issued, promulgated or maintained by the Khronos Group (including Open VG 1.0, Open GL-ES 2.0 & Open GL-ES 1.1) and Adobe Flash.
          (s) “Transition Services Agreement” means the certain Transition Services Agreement between the parties of even date herewith.

2. DELIVERY, RESPONSIBILITIES
     2.1 Delivery of AMD Technology. AMD shall deliver the AMD Technology pursuant to the delivery terms set forth in the APA or the Transition Services Agreement, as applicable.
     2.2 Integration. Except as otherwise agreed upon by the parties in writing in a statement of work to the Transition Services Agreement, Broadcom shall be solely responsible for porting and integrating the Licensed Core into a Broadcom Product and for the manufacture and testing of the Broadcom Products.
     2.3 Support and Maintenance. AMD will provide certain support and maintenance services to Broadcom for the AMD Technology pursuant to a written statement of work to the Transition Services Agreement, which will also sets forth the fees and terms for such services.
3. LICENSE
     3.1 Licenses to Broadcom. Subject to the terms and conditions of this Agreement, AMD and its Affiliates hereby grant to Broadcom and its Subsidiaries, under the AMD Intellectual Property Rights and in and to the AMD Technology, a perpetual, irrevocable, non-exclusive, worldwide, fully-paid, royalty-free, non-transferable (except for certain assignments as provided in Section 10.3 (Assignment)), right and license solely in the Broadcom Field and without right of sublicense except as set forth in Section 3.2:
          (a) to design, develop, use, make, have made, import, export, support, and maintain:
               i. any Licensed Core or Derivative solely for inclusion in Broadcom Products; but only to the extent of such items and not to any new or additional functionality in such Licensed Core or Derivative (other than Technology which Broadcom is permitted to use or develop pursuant to the IP Cross License) or to the remainder of any device or product in which such items may be incorporated; or
               ii. any combination of the items described in clause (i) with each other or with new or additional technology, but only to the extent of the items described in clause (i) and not to any new or additional functionality added to such item (other than Technology which Broadcom is permitted to use or develop pursuant to the IP Cross License) or to the remainder of any device or product in which such items may be incorporated;
          (b) to import, offer to sell, and sell Broadcom Products to the extent that such Broadcom Products contain the elements permitted pursuant to subsection (a) above; and

          (c) under the AMD Intellectual Property Rights other than Patents, to modify and make (or have made) derivative works of the Licensed Software and GPG Software solely for use in connection with or as incorporated in Broadcom Products;
          (d) to reproduce and distribute (through multiple tiers of distribution) the Licensed Software and the GPG Software, and any Improvements of the foregoing, but solely for use in connection with or as incorporated in Broadcom Products, and, with respect to the GPG Software, solely in machine-executable object code form; with the foregoing not to be interpreted as limiting the licenses granted by AMD or its Affiliates hereunder under any Patents in the AMD Intellectual Property Rights to distribute the Licensed Software, the GPG Software, or any Improvements to either of the foregoing, as permitted under this Section 3.1, nor to limit Broadcom or its Subsidiaries’ right to import, offer to sell, or sell Broadcom Products; and
          (e) The “have made” rights refer only to third party manufacturers or other service providers solely for purposes of having products designed or made on Broadcom’s or its Subsidiaries’ behalf and not to design or make products of their own design or products made based upon the designs of Third Parties.
          (f) Notwithstanding any other provision in this Agreement, in no event may Broadcom or any of its Subsidiaries or sublicensees (A) combine or incorporate any AMD Technology or any Improvement to AMD Technology with any Open Source Software, or (B) intermingle or bundle any AMD Technology or Improvements to AMD Technology with Open Source Software, or (C) link Open Source Software or any libraries or routines that constitute Open Source Software or contains elements that previously used or were linked to Open Source Software or any libraries or routines that constitute Open Source Software, with AMD Technology or Improvements to AMD Technology; in each instance in a manner that would require the disclosure or distribution of the Source Code of the AMD Technology or Improvements to the AMD Technology. Further, Broadcom shall not combine or integrate the Licensed Software with any Open Source Software in such a way to subject the Licensed Software or GPG Software to Open Source Software terms in a manner that would require the disclosure or distribution of the Source Code of the AMD Technology or Improvements to the AMD Technology, without the written authorization of AMD.
          (g) Broadcom shall not use or hire others to use or analyze any AMD Technology that is not otherwise publicly available for the purposes of determining if any features, functions or processes provided by the AMD Technology are covered by any patents or patent applications owned by Broadcom and then use that analysis to assert patent infringement claims against AMD.
     3.2 Use of Third Parties.
          (a) Subject to the terms and conditions of this Agreement, Broadcom and, its Subsidiaries may utilize third-party contractors (“Contractors”) in connection with its exercise of license rights under Section 3.1; provided that the use of AMD Technology by such Contractors is solely to support Broadcom or its Subsidiaries or sublicensees in connection with Broadcom’s or its Subsidiaries’ rights under this Agreement and in strict compliance with the terms of this Agreement.
          (b) If any third party that received deliverables or AMD Confidential Information from Broadcom pursuant to this Agreement breaches the obligations imposed on Broadcom under this Agreement with respect to such deliverables or AMD Confidential Information, Broadcom agrees to take all reasonable actions to cure such breach. If Broadcom is unable to cure such breach within ten (10) Business Days after Broadcom receives written notice of such breach from AMD, then Broadcom shall terminate the third party’s right to use and possess such AMD Confidential Information and shall take all commercially reasonable actions to ensure the third party returns all AMD Confidential Information obtained from Broadcom pursuant to this Agreement in its possession.
          (c) Nothing herein shall prevent Broadcom or its Subsidiaries from giving their customers access to APIs with respect to the AMD Technology or Broadcom Owned Improvements to facilitate interoperability between such customers’ products and the AMD Technology or Broadcom Owned Improvements. Notwithstanding the foregoing, Broadcom’s rights described in this Section 3.2(c) shall not extend to RTL or to any source code for the GPG Software.
     3.3 License Restrictions. In addition to any other terms and conditions of this Agreement to which the licenses granted under Section 3.1 are subject, Broadcom and its Subsidiaries shall not exercise the right to make or have made products that incorporate any AMD Technology or Derivatives (“Broadcom Products”) in a manner that circumvents the restrictions on sublicensing. Without limiting the foregoing, a Broadcom Product must incorporate hardware products or components (other than AMD Technology or Broadcom Owned Improvements) that Broadcom or its Subsidiaries have designed and are commercializing or intending to commercialize.
     3.4 Covenant not to Sue to AMD for Broadcom Owned Improvements. Broadcom hereby covenants that Broadcom and its Subsidiaries shall not assert against AMD and its Subsidiaries, or AMD’s or AMD’s Subsidiaries’ direct and indirect contractors or AMD’s or AMD’s Subsidiaries’ customers for Improvements to AMD Technology made, or made on behalf of AMD by AMD subcontractors, and provided by AMD or AMD’s Subsidiaries, any claim that the use, copying, sale, creation of derivative works, modification, license, making, having made or other exploitation of any Improvements made to AMD Technology by AMD or its Subsidiaries, infringes any claim of any Intellectual Property Rights owned by Broadcom or its Subsidiaries that cover Broadcom Owned Improvements.
     3.5 Reservation of Rights. All rights in a party’s Intellectual Property Rights not expressly granted or licensed hereunder are reserved to the licensing party and there are no other licenses or rights, express, statutory, by estoppel, implied or otherwise granted hereunder.

     3.6 Third Party IP. Broadcom acknowledges and agrees that the AMD Technology may implement certain standards covered by Third Party IP. No license is granted by AMD hereunder to practice the patents of Third Party IP and Broadcom shall be solely responsible for obtaining any necessary rights or licenses from such Third Parties.
4. PAYMENTS
     4.1 Fees. There are no fees due for the licenses or services set forth in this Agreement. For any support or maintenance services, or for any development services, requested by Broadcom to be performed by AMD related to the subject matter of this Agreement, the parties will agree subject to a separate written agreement regarding any fees or payments due from Broadcom for such services.
5. OWNERSHIP
     5.1 By AMD. As between the parties, AMD will retain all right, title and interest, including all Intellectual Property Rights, in and to the AMD Technology (subject only to the licenses granted hereunder), and in and to any Improvements to the AMD Technology made by or for AMD or its Affiliates. Unless otherwise agreed by the parties in writing, AMD shall have no obligation to disclose or license to Broadcom any Improvements to the AMD Technology, or to any Intellectual Property Rights in or to any Improvements to the AMD Technology, made by or for AMD or its Affiliates.
     5.2 By Broadcom. As between the parties, Broadcom will retain all right, title and interest, including all Intellectual Property Rights, in and to any Improvements to the AMD Technology made by or for Broadcom or its Subsidiaries (other than Improvements to the AMD Technology made by AMD pursuant to the Transition Services Agreement) in the exercise of the licenses granted to Broadcom and its Subsidiaries hereunder, subject only to the ownership of AMD and its Affiliates in the underlying AMD Technology, and AMD Intellectual Property Rights. Unless otherwise agreed by the parties in writing, Broadcom has no obligation to disclose or license to AMD any Improvements to the AMD Technology, or to any Intellectual Property Rights in or to any Improvements to the AMD Technology, made by or for Broadcom or its Subsidiaries, but Broadcom acknowledges the covenant not to sue specified in Section 3.4.
     5.3 Rights in Data. Broadcom acknowledges that all Licensed Software and related documentation licensed by AMD to Broadcom pursuant to this Agreement are “Commercial Computer Software” or “Commercial Computer Software Documentation” as defined in FAR 12.212 for civilian agencies and DFARS 227.7202 for military agencies, and that in the event Broadcom sells products incorporating the AMD Technology or Derivatives or Improvements to the AMD Technology to the U.S. Government, such items shall be provided under terms at least as restrictive as the terms of this Agreement.

     5.4 No Obligation to Obtain or Maintain Rights in Technology. Except as otherwise set forth herein, in the APA or any agreement or document referenced in the APA, no party shall be obligated under this Agreement to provide the other parties with any technical assistance or to furnish the other parties with, or obtain, any documents, materials or other information or Technology.
     5.5 No Obligation to Obtain Or Maintain Patents. No party is obligated to (i) file any patent application, or to secure any patent or patent rights or (ii) to maintain any patent in force.
6. CONFIDENTIAL INFORMATION
     6.1 Confidentiality. The confidentiality provisions set forth in the IP Cross License shall govern and apply to the Confidential Information. The terms and conditions of this Agreement shall be protected under Section 7.3 of the IP Cross License to the same extent as the terms and conditions of the IP Cross License.
7. REPRESENTATIONS AND WARRANTIES
     7.1 WARRANTY DISCLAIMER. WITHOUT LIMITING ANY EXPRESS REPRESENTATIONS OR WARRANTIES AS TO LICENSED IP ASSETS UNDER THE APA, (A) BROADCOM ACKNOWLEDGES AND AGREES THAT ALL AMD TECHNOLOGY AND IMPROVEMENTS TO AMD TECHNOLOGY SUPPLIED BY AMD UNDER THIS AGREEMENT ARE PROVIDED BY AMD “AS IS” AND WITHOUT WARRANTY OF ANY KIND; AND (B) AMD HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE AMD TECHNOLOGY AND IMPROVEMENTS, INCLUDING ANY WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. AMD MAKES NO REPRESENTATIONS OR WARRANTIES THAT THE AMD TECHNOLOGY IS ERROR FREE.
8. LIMITATION OF LIABILITY
     8.1 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR BREACHES OF CONFIDENTIALITY OBLIGATIONS OR BREACHES OF LICENSE RESTRICTIONS, IN NO EVENT SHALL A PARTY BE LIABLE UNDER THIS AGREEMENT TO THE OTHER PARTY OR TO ANY PARTY CLAIMING THROUGH OR UNDER ANOTHER PARTY, FOR ANY LOST PROFITS, OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER IN AN ACTION IN CONTRACT, TORT (INCLUDING STRICT LIABILITY), BASED ON A WARRANTY, OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
     8.2 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND WITHOUT LIMITING ANY OTHER PROVISION IN THIS AGREEMENT, IN

NO EVENT SHALL AMD OR ITS AFFILIATES BE LIABLE FOR ANY DAMAGES RELATING TO OR RESULTING FROM THE USE OF AMD TECHNOLOGY IN PRODUCTS USED FOR AVIATION, MEDICAL, NUCLEAR OR HAZARDOUS PURPOSES OR FOR ANY DAMAGES OWED TO THIRD PARTIES RELATING TO TECHNOLOGY NOT PROVIDED BY AMD. LIABILITY FOR DAMAGES SHALL BE LIMITED AND EXCLUDED AS SET FORTH HEREIN, EVEN IF ANY EXCLUSIVE REMEDY PROVIDED FOR IN THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE.
     8.3 AMD SHALL NOT BE RESPONSIBLE FOR ANY RECOVERABLE OR NON-RECOVERABLE COSTS INCURRED, DIRECTLY OR INDIRECTLY, BY BROADCOM OR ITS SUBSIDIARIES IN THE DESIGN MIGRATION, PROCESSING, OR MANUFACTURE OF MASKS AND PROTOTYPES, OR THE CHARACTERIZATION OR MANUFACTURE OF PRODUCTION QUALITY SILICON IN ANY QUANTITY, AS A RESULT OF BROADCOM’S OR ITS SUBSIDIARIES’ EXERCISE OF THE LICENSES UNDER THIS AGREEMENT.
9. TERM
     9.1 Term. The term of this Agreement shall begin on the Effective Date and unless earlier terminated as provided below, shall continue in perpetuity.
     9.2 Termination. This Agreement may only be terminated by express mutual written agreement of the parties in the form of an amendment to this Agreement.
     9.3 AMD Bankruptcy. Each party’s rights under this Agreement are perpetual, irrevocable, and nonexecutory, notwithstanding any other provision of this Agreement or any other contract, and to the maximum extent permitted by applicable law. In the event of the commencement of a bankruptcy proceeding by or against a party, the license grant or covenant not to sue, as applicable, to the other party in Section 3 shall continue in full force and effect. Under no circumstances shall the other party’s exercise of the rights granted to it in Section 3, or reliance on the covenant not to sue granted to it in Section 3.4, ever be construed as an infringement of the licensor party’s rights in the AMD Intellectual Property Rights, the AMD Technology, the Broadcom Owned Improvements or the Intellectual Property Rights owned by Broadcom or its Subsidiaries that cover the Broadcom Owned Improvements, as applicable. In the event that a bankruptcy court or other court of competent jurisdiction ever determines by final judgment that this Agreement is executory, despite every intention and effort by the parties to negotiate and document nonexecutory rights for the other party, and without implying any acceptance of the rejected concept that it is legally impossible to create such a nonexecutory license for Intellectual Property Rights or Technology, all rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code and the APA is an agreement “supplemental to” this license. Furthermore, in such an event, the parties agree that each party, as a licensee or beneficiary (as applicable) of rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the

U.S. Bankruptcy Code and other applicable law, including any right by such party to specific performance of this Agreement, since each party acknowledges and agrees that the AMD Intellectual Property Rights, the AMD Technology, the Broadcom-Owned Improvements or the Intellectual Property Rights owned by Broadcom or its Subsidiaries that cover the Broadcom Owned Improvements are unique and that rejection of the license or covenant not to sue will cause the other party irreparable harm for which its legal remedies are inadequate; provided, however, nothing herein shall be deemed to constitute a present exercise of such rights and elections. Notwithstanding anything to the contrary herein or under Section 365(n) of the U.S. Bankruptcy Code, the parties agree and acknowledge that AMD and its Subsidiaries are not entitled to obtain embodiments of, and Broadcom and its Subsidiaries have no obligation to disclose, Broadcom Owned Improvements or the Intellectual Property Rights owned by Broadcom or its Subsidiaries that cover the Broadcom Owned Improvements.
10. GENERAL TERMS AND CONDITIONS
     10.1 Governing Law; Venue. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California. Any dispute, claim or controversy arising out of this Agreement shall be submitted to the exclusive jurisdiction and venue in the federal and state courts located in and serving Santa Clara County, California. Notwithstanding the foregoing, in the event that any dispute, claim or controversy arising out of this Agreement also involves a dispute, claim or controversy arising out of the APA, the governing law and dispute resolution provisions of the APA shall govern all such disputes, claims and controversies.
     10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), by registered or certified mail (postage prepaid, return receipt requested) or by e-mail with receipt confirmed by return e-mail to the respective parties as follows:
     if to AMD:
Advanced Micro Devices, Inc.
7171 Southwest Parkway
Austin, Texas 78735
Attention: General Counsel
Fax: (512) 602-4999

if to Broadcom:
Broadcom Corporation
5300 California Ave.
Irvine, California 92617
Attention: General Counsel
Fax: (949) 926-9244
or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by e-mail, telecopy or by air courier shall be deemed effective on the first Business Day following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the third Business Day following the day on which such notice or communication was mailed.
     10.3 Assignment. In addition to the sublicense rights enumerated in Section 3, in the event of a sale of any portion of the business of either party that utilizes the license granted hereby, either party may grant sublicenses, or extend the covenant not to sue, to the purchaser of such portion of the business (including as to AMD, AMD’s handheld business unit) to be used by such purchaser solely in connection with the business sold to the purchaser and not for any other business. No party may, directly or indirectly, in whole or in part, whether voluntarily or involuntarily or by operation of law or otherwise, assign or transfer this Agreement and the rights granted to it hereunder without the other party’s prior written consent, which consent may be granted or refused at the other party’s sole discretion. Notwithstanding the foregoing, either party may assign this Agreement and the rights and covenants granted to it hereunder, subject to its obligations, to a successor in interest without the consent of the other party upon any merger, acquisition, reorganization, change of control, or sale of all or substantially all of the assets or business of such party or the sale of all or substantially all of the assets or the business related to the Intellectual Property Rights and Technology licensed to such party under this Agreement, to be used by the successor solely in connection with the business sold to the successor and not for any other business. Any assignment in violation of this Section shall be null and void from the beginning, and shall be deemed a material breach of this Agreement. AMD shall not assign, transfer or otherwise divest any right, title or interest in or to AMD Technology or any of the AMD Intellectual Property Rights unless (a) such assignment, transfer or other divestiture is subject to all of the rights granted to Broadcom under this Agreement, and (b) the Person(s) to whom such right, title or interest is transferred is informed in writing, on or before the effectiveness of such assignment, transfer or divestiture, of the rights granted to Broadcom under this Agreement.
     10.4 Relationship Between Parties. Broadcom and AMD shall at all times and for all purposes be deemed to be independent contractors and neither party, its Affiliates, nor either party’s or its Affiliates’ employees, representatives, subcontractors or agents, shall have the right or power to bind the other party. This Agreement shall not itself create or be deemed to create a joint venture, partnership or similar association between Broadcom and AMD or either party’s or its Affiliates’ employees, representatives, subcontractors or agents.
     10.5 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of Broadcom and its Subsidiaries, on the one hand, and AMD and its Subsidiaries, on the other hand. It is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity, and this Agreement does not (shall not be construed to) confer any right or cause of action in, upon or on behalf of any other person or entity, and no person or entity (including any of employee or former employee of any of the parties) other than Broadcom or its Subsidiaries and AMD or its Subsidiaries shall be entitled to rely on any provision of this Agreement in any action proceeding, hearing or other forum.
     10.6 Severability. In the event that any clause, sub-clause or other provision contained in this Agreement shall be determined by any competent authority to be invalid, unlawful or unenforceable to any extent, such clause, sub-clause or other provision shall to that extent be severed from the remaining clauses and provisions, or the remaining part of the clause in question, which shall continue to be valid and enforceable to the fullest extent permitted by law.
     10.7 No Waiver; Remedies Cumulative. Failure or neglect by a party to enforce at any time any of the provisions hereof shall not be construed nor shall be deemed to be a waiver of such party’s rights hereunder nor in any way affect the validity of the whole or any part of this Agreement nor prejudice such party’s rights to take subsequent action. All rights and remedies conferred under this Agreement or by any other instrument or law shall be cumulative and may be exercised singularly or concurrently.
     10.8 Amendment. Any term of this Agreement may be amended, modified, rescinded, canceled or waived, in whole or in part, only by a written instrument signed by each of the parties’ authorized representatives or their respective permitted successors and assigns. Any amendment or waiver effected in accordance with this Section shall be binding upon the parties and their respective successors and assigns.
     10.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which, taken together, shall be considered to be one and the same instrument.
     10.10 Headings; Construction. The headings to the clauses, sub-clauses and parts of this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The terms “this Agreement,” “hereof,” “hereunder” and any similar expressions refer to this Agreement and not to any particular Section or other portion hereof. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, will be deemed to be followed by the words “without limitation” and “discretion” means sole discretion.
     10.11 Entire Agreement. With the exception of the APA and the Ancillary Agreements, this Agreement (including its Exhibits, each of which are incorporated herein by this reference) supersedes any arrangements, understandings, promises or agreements made or existing between the parties hereto prior to or simultaneously with this Agreement with respect to the subject matter hereof and thereof and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, except for the Project Addendum and Exclusivity Agreement, which shall continue as set forth in Section 5.2 of the APA.
     10.12 Export. In recognition of U.S. and non-U.S. export control laws and regulations, each party agrees that it will not export, or transfer for the purpose of re-export, any product, technical data received hereunder or any product produced by use of such technical data, including processes and services (each, an “Exported Product”), in violation of any U.S. or non-US regulation, treaty, executive order, law, statute, amendment or supplement thereto. Further, neither party will export an Exported Product to any prohibited or embargoed country or to any denied, blocked, or designated person or entity as mentioned in any such U.S. or non-US regulation, treaty, executive order, law, statute, amendment or supplement thereto.
[Balance of page intentionally left blank.]

IN WITNESS WHEREOF, each party has caused this Agreement to be executed by its duly authorized representative:

ADVANCED MICRO DEVICES, INC.
By:	/s/ Harry A. Wolin
	Name:	Harry A. Wolin
	Title:	Sr. Vice President, General Counsel & Secretary

SIGNATURE PAGE TO IP CORE LICENSE AGREEMENT

BROADCOM CORPORATION
By:	/s/ Scott A. McGregor
	Name:	Scott A. McGregor
	Title:	President and Chief Executive Officer

SIGNATURE PAGE TO IP CORE LICENSE AGREEMENT

EXHIBIT A
AMD Technology
Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
A total of 18 pages have been omitted pursuant to a request for confidential treatment.
[**]

A-1